Exhibit 99.2

                              ARTICLES OF AMENDMENT
                                     TO THE
                          ARTICLES OF INCORPORATION OF
                             LITTMAN RESOURCES, INC.


         Pursuant to the provisions of Section 607.1003 of the Florida Business Corporation Act, LITTMAN RESOURCES, INC. (the "Corporation") adopts the following Articles of Amendment to the Articles of Incorporation:

1. Article I of the Articles of Incorporation shall be deleted and the following Article I shall be inserted in its place:

                                    ARTICLE I
                                 CORPORATE NAME

     The name of this corporation shall be NuOncology Labs, Inc.

2. The Amendment was duly adopted by unanimous written consent of the directors of the Corporation on June 19, 1998 and by the shareholders owning a majority of the outstanding voting stock of the corporation and such majority of votes was sufficient approval.

3.   The effective date of these Articles of Amendment is June 26, 1998.


                              Dated: June 19, 1998



                              -------------------------------
                              CHRISTOS KOUMBIS, DIRECTOR/PRESIDENT

APPLICATION                         FLORIDA DEPARTMENT OF STATE
   FOR                                      Sandra B. Mortham
REINSTATEMENT                               Secretary of State
                                            Division of Corporations


DOCUMENT # P94000088085

Corporation Name

CHOICE BOOK AND VIDEO, INC.

Principal Place of Business

7695 SW 104 ST.
Suite 210
MIAMI  FL 33156

If above address is incorrect in any way, line through incorrect information and enter correct below.

2. New Principal Office Address, If Applicable       3. New Mailing Address, If Applicable       4. Date Incorporated or Qualified
                                                                                                    To Do Business in Florida
7695 SW 104 ST                                                                                      11/06/94
Suite 210                                                                                        5. FEI Number
Miami FL
33156  USA
                                                                                                 6. Certificate of Status Desired



7. Names and Street Addresses of Each Officer and/or Director (Florida nonprofit corporations must list at least 3 directors)


                  Name of Officers             Street Address of Each
Title             and/or Director              Officer and/or Director     City/State/Zip
1.                2.                           3.                          4.

P/D               Eric P. Littman              7695 SW 104 ST.             Miami FL 33156




8. Name and Address of Current Registered Agent         9.  Name and Address of
                                                            New Registered Agent
Eric P. Littman
7695 SW 104 ST
Suite 210
MIAMI, FL 33156

10. I, being appointed the registered agent of the above named corporation, am familiar with and accept the obligations of Section 607.0505.F.S.

Signature of
Registered Agent                                                 Date  4/13/98
                --------------------------------                       -------
                 REGISTERED AGENT MUST SIGN

11. Does this corporation pay any intangible tax to the
Dept. of Revenue under S. 199.032, Florida Statutes.          YES        NO




SIGNATURE